SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 7, 2006

TRULITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51696	24-5711620
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Riverway
Suite 1050
Houston, Texas 77056
(Address of principal executive offices including Zip Code)

(713) 888-0660
(Registrant’s telephone number, including area code)

Three Riverway
Suite 1700
Houston, Texas 77056
(Former name or former address, if changed, since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 7, 2006, John Sifonis announced his intention to resign, effective August 11, 2006, from his positions as President and Chief Executive Officer of Trulite, Inc. (the “Company”). On August 9, 2006, Mr. Sifonis resigned, effective August 11, 2006, from such positions. Mr. Sifonis will continue to serve as a director of the Company.

On August 7, 2006, the Board of Directors of the Company (the “Board”) appointed Jonathan Godshall as President and Chief Executive Officer of the Company. The Company entered into an employment agreement with Mr. Godshall, pursuant to which Mr. Godshall will be employed for a one-year term. Under the employment agreement, Mr. Godshall will receive an annual base salary of $120,000, provided, that such salary will increase to $200,000 per year upon the earlier of (1) November 30, 2006 and (2) the completion of a financing round. Mr. Godshall will develop a cash incentive bonus plan by February 7, 2006 and submit such plan to the Board for approval. The employment agreement provides that if Mr. Godshall is terminated without cause or he terminates for good reason (as such terms are defined in the employment agreement), then he will be entitled to receive his base salary for six months following such termination and his unexercised stock options will continue to vest for twelve months following such termination. In addition, if the Company does not renew the employment agreement at the end of the one-year term, Mr. Godshall will be entitled to receive his base salary for four months.

On August 7, 2006, the Board granted Mr. Godshall a stock option to acquire 676,626 shares of Company common stock, at an exercise price of $1.00 per share and which vests 25% on each of June 15, 2007, June 15, 2008, June 15, 2009, and June 15, 2010. The stock option expires on August 7, 2013. In addition, Mr. Godshall’s employment agreement provides that the Board will grant him additional stock options to acquire a number of shares equal to 5% of any new stock issued and any new stock options granted after August 7, 2006, such grant to occur on the earlier of (1) December 31, 2006 and (2) the completion of a financing round. The exercise price of such stock options will be the fair market value on the date of grant, and the vesting terms of such stock options will be the same as described above with respect to Mr. Godshall’s stock option to acquire 676,626 shares. All of such stock options will automatically vest upon a change in control, merger, or buyout of the Company.

In addition, the Company and Mr. Godshall (1) agreed that Mr. Godshall would no longer be compensated under the terms of his consulting agreement with the Company and (2) intend to terminate the consulting agreement.

On August 7, 2006, the Board granted Ken Pearson the following stock options to acquire Company common stock: (1) stock option to acquire 300,000 shares, at an exercise price of $1.00 per share and which vests 25% on each of June 13, 2007, June 13, 2008, June 13, 2009, and June 13, 2010 and (2) stock option to acquire 15,000 shares, at an exercise price of $1.00 per share and which were fully vested on the date of grant. These stock options will expire on August 7, 2013.

On August 9, 2006, the Company incurred indebtedness of $250,000 pursuant to the terms of two $125,000 promissory notes. Under the terms of the first promissory note, the Company borrowed $125,000 from Contango Venture Capital Corporation, LLC, which beneficially owns approximately 17% of the Company’s common stock. Under the terms of the second promissory note, the Company borrowed $125,000 from Standard Renewable Energy Group, LP. Both notes bear interest at a rate of 11.25% until February 8, 2007, at which time the rate will become the prime rate plus 3%. Both notes mature on May 1, 2007 and may be prepaid by the Company at any time without penalty.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 1.01 above, on August 9, 2006, the Company borrowed $250,000 pursuant to two promissory notes. See Item 1.01 for a description of such borrowings.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) As described under Item 1.01 above, Mr. Sifonis has resigned, effective August 11, 2006, from his positions as President and Chief Executive Officer of the Company. Mr. Sifonis will continue to serve as a director of the Company.

(c) As discussed under Item 1.01 above, Mr. Godshall was appointed as President and Chief Executive Officer of the Company on August 7, 2006. Prior to joining the Company as President and Chief Executive Officer, Mr. Godshall, age 58, served, from February 2004 to August 7, 2006, as a private consultant to a number of companies, including the Company. From October 2002 to January 2004, Mr. Godshall served as President and Chief Executive Officer of Home Fragrance Holdings, Inc., a private candle-making company. From November 2001 to October 2002, Mr. Godshall provided consulting services to a number of companies. From 1986 to 2001, Mr. Godshall served as President and Chief Executive Officer of Igloo Products Corp., a manufacturer of ice chests and beverage coolers. Mr. Godshall has an A.B. degree from the University of North Carolina and an MBA from the Harvard Business School.

For a description of the material terms of Mr. Godshall’s employment agreement with the Company, see Item 1.01 above. Mr. Godshall and the Company previously entered into a consulting agreement pursuant to which Mr. Godshall provided consulting services to the Company. For a description of the material terms of the consulting agreement, see the description set forth in the Company’s Registration Statement on Form 10-SB/A under “Item 5-Directors, Executive Officers, Promotors and Control Persons”, which such Form 10-SB/A was filed with the Securities and Exchange Commission on July 28, 2006. The Company and Mr. Godshall (1) agreed that Mr. Godshall will no longer be compensated under the consulting agreement and (2) intend to terminate the consulting agreement.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated August 7, 2006, between Trulite, Inc. and Jonathan Godshall.

10.2	Promissory Note, dated August 9, 2006, made by Trulite, Inc. in favor of Contango Venture Capital Corporation, LLC.

10.3	Promissory Note, dated August 9, 2006, made by Trulite, Inc. in favor of Standard Renewable Energy Group, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULITE, INC. (Registrant)

Dated: August 11, 2006	By:	/s/ Jonathan Godshall
Jonathan Godshall
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated August 7, 2006, between Trulite, Inc. and Jonathan Godshall.

10.2	Promissory Note, dated August 9, 2006, made by Trulite, Inc. in favor of Contango Venture Capital Corporation, LLC.

10.3	Promissory Note, dated August 9, 2006, made by Trulite, Inc. in favor of Standard Renewable Energy Group, LP.